*** Please fill in your information in the blue fields, and choose an option in the pink fields on the back. ***

PATAPSCO BANCORP, INC.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by ___:00 a.m., Eastern Time, on ____________, 2015.

Vote by Internet

- Log on to the Internet and go to www.investorvote.com/____
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

☐ *X this box if you would like the "Outside" phone number included to the right.*

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Revocable Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR both nominees, FOR Proposals 1, 3 and 4.

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1. The approval of the Agreement and Plan of Merger dated as of March 2, 2015, by and between Howard Bancorp, Inc. and Patapsco Bancorp, Inc., as the agreement may be amended from time to time, pursuant to which Patapsco Bancorp, Inc. will merge with and into Howard Bancorp, Inc., with Howard Bancorp, Inc. as the surviving entity, and the merger contemplated by the merger agreement, as more fully described in the accompanying joint proxy statement/prospectus. — For [ ] Against [ ] Abstain [ ]

2. 01 – Thomas P. O'Neill — For [ ] Withhold [ ]
   02 – Phil Phillips — For [ ] Withhold [ ]

3. The ratification of the appointment of TGM Group LLC as the independent registered public accounting firm of Patapsco Bancorp, Inc. for the fiscal year ending June 30, 2016. — For [ ] Against [ ] Abstain [ ]

4. The approval of the adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting, as more fully described in the accompanying joint proxy statement/prospectus. — For [ ] Against [ ] Abstain [ ]

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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2015 Annual Meeting of Stockholders

PATAPSCO BANCORP, INC.

___________, 2015

__:__ _.m.

REVOCABLE PROXY

The undersigned hereby appoints ____________, ___________ and ___________ with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Patapsco Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at The Country Club of Maryland located at 1101 Stevenson Lane, Towson, Maryland 21286, on __________, __________, 2015 at __:00 __m., local time, and at any and all adjournments thereof, as follows.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy – PATAPSCO Bancorp, Inc.

Notice of 2015 Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAMED NOMINEES AND PROPOSALS 1, 3 AND 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND THE OTHER PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Should the undersigned be present and elect to vote of the Annual Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting and a Joint Proxy Statement/Prospectus dated __________, 2015.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.